SAFE HARBOR
This document  contains  forward ] looking statements  within the meaning  of Section  27A of the  Securities   Act of  1933, as  amended,
and  Section  21E of  the Securities  Exchange Act of 1934, as amended.  All statements,  other than statements of historical fact, including, without limitation, statements regarding  Avantair’s  financial  position,  business  strategy, plans, and
Avantair’s  management’s objectives and its future operations, and industry conditions, are forward ]
looking  statements.    Although   Avantair   believes   that  the expectations  reflected in such forward ]
looking statements are reasonable, Avantair can give no assurance that such expectations will prove to be correct.
Important factors that could cause actual results to differ materially  from Avantair’s  expectations  (“Cautionary Statements”)
as described  in Avantair’s  public filings include,  without  limitation, the effect of existing  and future laws and governmental regulations, the results of futurefinancing efforts, and the political and economic  climate of  the  United  States. All  subsequent
written  and  oral  forward ] looking statements   attributable to  Avantair, or  persons   acting  on Avantair’s   behalf,  are expressly
qualified in their entirety by the Cautionary Statements.

INVESTMENT OVERVIEW
•Industry leader in the Light Jet category
•Exclusive provider of fractional and time card programs in the Piaggio Avanti
•One plane model leads to lower operating costs
INVESTMENT OVERVIEW
•Industry leader in the Light Jet category
•Exclusive provider of fractional and time card programs in the Piaggio Avanti
•One plane model leads to lower operating costs
•The Piaggio has far lower fuel consumption than the competition, leading to lower costs
•Recurring revenue stream via fractional share and Axis Lease Program sales
•Best positioned to capture entry level market additions

•Focused the consumer on the inherent value of flying with Avantair
• Focused advertising on low fuel consumption and reduced carbon output
GROWTH IN CHALLENGING ECONOMY
•Market share gains by adding card business to attract new customers •Went from 17 cards perquarter in FY08Q4 to 102 cards per quarter in FY11Q3
•Focused the consumer on the inherent value of flying with Avantair
• Focused advertising on low fuel consumption and reduced carbon output
•Paid down $9.2M of short and long term debt in FY2011 YTD
•Focused on technology by adding software to increase operational efficiency •This softwareprovides flight scheduling optimization •Received FAA approval April 2011
•Operating costs per hour decrease as a result of new aircraft deliveries which will decrease the frequency of engine, gear and airframe expense

BUSINESS MODEL: AWARD WINNING PROGRAMS
Includes FET 5

Stand-up cabin
Only aircraft in category that can fly 1,500 nautical miles with five adults, luggage and full fuel load
Fastest turboprop made, with jet-like speed of 450 mph and short runway capability
Sound dampening interior and rear mounted props deliver a quiet ride
Short runway capability – accessible to more airports
Unique aircraft design that uses forward wing technology and compares favorably to light jets
Lowest fuel burn by 40%
Lowest carbon emissions

Notes:
1)           have over 450 card contracts to convert into either fractional or lease program
2)           FY11Q3 includes fractional and lease units

FINANCIAL LEVERAGE BY ADDING AIRCRAFT
Incremental Operating Profit per Aircraft
1)           Fractional lease program has no financing risk because expense is borne by lessee
2)           Incremental operating profit is on an annual basis
8LEVERAGE BY

Note – software was approved by the FAA in April 2011

avantair
Fly Smart.

NON-GAAP MEASURES

The following table reflects the reconciliation of total revenue and net loss, both prepared in conformity with Generally Accepted Accounting Principles (GAAP), to the non-GAAP financial measures of total revenue before fractional aircraft sales revenue and net loss before fractional aircraft sales revenue and cost.

Reconciliation of GAAP Total Revenue to Total Revenue Before Fractional Aircraft Sales Revenue and GAAP Net Loss to Net Loss Before Fractional Aircraft Sales Revenue and Cost:

	2004	2005	2006	2007	2008	2009	2010	FY2011 Q1	FY2011 Q2	FY2011 Q3
Total revenue	$ 7,718,048	$ 23,394,378	$ 48,395,380	$ 76,393,232	$ 115,618,983	$ 136,827,050	$ 143,006,574	$ 35,782,116	$ 36,584,539	$ 36,488,593
Fractional aircraft sales revenue	3,226,890	10,580,859	23,756,070	29,695,175	43,426,696	51,864,010	43,756,222	9,197,823	8,778,578	7,720,559
Total revenue before fractional aircraft sales revenue	$ 4,491,158	$ 12,813,519	$ 24,639,310	$ 46,698,057	$ 72,192,287	$ 84,963,040	$ 99,250,352	$ 26,584,293	$ 27,805,961	$ 28,768,034

	2004	2005	2006	2007	2008	2009	2010	FY2011 Q1	FY2011 Q2	FY2011 Q3
Net loss	$ (5,044,501)	$ (8,706,199)	$ (20,747,921)	$ (21,699,906)	$ (18,882,065)	$ (4,460,921)	$ (3,968,558)	$ (4,814,309)	$ (4,066,365)	$ (956,567)
Add:										
Cost of fractional aircraft shares sold	2,925,978	9,318,013	19,166,722	24,370,988	36,637,959	44,118,352	37,317,493	8,111,445	7,526,245	6,618,110
Subtract:										
Fractional aircraft sales revenue	(3,226,890)	(10,580,859)	(23,756,070)	(29,695,175)	(43,426,696)	(51,864,010)	(43,756,222)	(9,197,823)	(8,778,578)	(7,720,559)
Net loss before fractional aircraft sales revenue and cost	$ (5,345,413)	$ (9,969,045)	$ (25,337,269)	$ (27,024,093)	$ (25,670,802)	$ (12,206,579)	$ (10,407,287)	$ (5,900,687)	$ (5,318,698)	$ (2,059,016)

The Company believes that these non-GAAP financial measurements are useful to investors as they highlight results of operations from fleet management. These measures are supplements to accounting principles generally accepted in the United States used to prepare the Company's financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company's non-GAAP measures may not be comparable to non-GAAP measures of other companies.

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BALANCE SHEET & CASH FLOW
•Generated $4.9M cash from operations during nine months ending March 31, 2011, and $6.9M in FY 2010.
•Paid down $9.2M short and long term debt in FY 2011 YTD
Debt Reduction Initiative

GOING FORWARD
•Market share growth opportunities - 1,500 contracts at competitors up for renewal this year
•Pursuing new users. Currently 25% of our sales.
•Maintain high renewal rates - currently at 90%
•Continuously adding new initiatives to protect best in class reputation.
•Leveraging and increasing efficiencies via business model and cutting edge optimization software
•Add strategically located maintenance facilities to lower aircraft flight repositioning, 3rd party vendor costs and complement 4 current facilities.